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                                                                    Exhibit 20.1

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
                                                                                                                              Page 1
Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                                                 Statement to Certificateholders
                                                 April 17 2000
        DISTRIBUTION IN DOLLARS
           ORIGINAL          PRIOR                                                                                   CURRENT
           FACE              PRINCIPAL                                                         REALIZED   DEFERRED   PRINCIPAL
   CLASS   VALUE             BALANCE          PRINCIPAL      INTEREST         TOTAL            LOSES      INTEREST   BALANCE
A1         357,735,172.00    123,440,651.65    5,710,083.03      706,504.85    6,416,587.88      0.00      0.00      117,730,568.62
A2          40,000,000.00     13,802,461.85      638,470.41       79,329.65      717,800.06      0.00      0.00       13,163,991.44
R                    0.00              0.00            0.00      355,078.88      355,078.88      0.00      0.00                0.00
TOTALS     397,735,172.00    137,243,113.50   6,348,553.440    1,140,913.38    7,489,466.82      0.00      0.00      130,894,560.06

SI           8,117,044.50     26,615,998.50            0.00      190,701.12   -2,502,098.02  2,724.46      0.00       29,306,073.18

    FACTOR INFORMATION PER $1000 OF ORIGINAL FACE
                                                                                                            PASS-THROUGH RATES
               PRIOR                                                                     CURRENT                         CURRENT
               PRINCIPAL                                                                 PRINCIPAL                       PASS THRU
 CLASS         FACTOR             PRINCIPAL          INTEREST           TOTAL            FACTOR             CLASS        RATE
A1             345.06154639       15.96176020        1.97493818        17.93669838        329.09978620       A1           6.243750 %
A2             345.06154625       15.96176025        1.98324125        17.94500150        329.09978600       A2           6.270000 %
TOTALS         345.06154638       15.96176020        2.86852524        18.83028544        329.09978618

SI           3,279.02582030         .00000000       23.49391087      -308.25234727      3,610.43643163       SI            .000000 %

IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:
Matthew  Duncan
The Chase Manhattan Bank - Structured Finance Services
450 West 33rd Street, 14th Floor,
New York, New York 10001
Tel: (212) 946-8651
Fax: 212) 946-8302
Email: Matthew.Duncan@Chase.com


                                                                                      (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION
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                                                                                                                              Page 2
Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                                                                        April 17 2000
Sec. 4.01(i)                  Principal Collections recieved during the Collection Period                              6,463,557.93
                              Interest Collections recieved during the Collection Period                               1,257,689.72
                              Additional Draw Amount                                                                     129,271.16

Sec. 4.01(iii)                Floating Allocation Percentage                                                            83.955409 %
                              Fixed Allocation Percentage                                                               98.000000 %

Sec. 4.01(iv)                 Investor Certificate Interest Collections                                                  997,868.39
Sec. 4.01(v)                  Investor Certificate Principal Collections                                               6,334,286.77

Sec. 4.01(vi)                 Seller Interest Collections                                                                190,701.12
                              Seller Principal Collections                                                               129,271.16

Sec. 4.01(xi)                 Accelerated Principal Distribution Amount                                                       10.57
                              Accelerated Principal Distribution Amount Actually Distributed                                  10.57

Sec. 4.01(xiii)               Amount Required to be Paid by Seller                                                             0.00
                              Amount Required to be Paid by Servicer                                                           0.00

Sec. 4.01(xiv)                Servicing Fee                                                                               69,120.21
                              Accrued and Unpaid Servicing Fees                                                                0.00

Sec. 4.01(xv)                 Liquidation Loss Amounts (Net of Charge Off Amounts)                                             0.00
                              Charge Off Amounts                                                                          16,980.56
                              Charge Off Amounts allocable to Investor Certificateholders                                      0.00

Sec. 4.01(xvi)                Pool Balance as of end of preceding Collection Period                                  165,888,494.77
                              Pool Balance as of end of second preceding Collection Period                           168,426,342.14


                                                                                      (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION
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                                                                                                                              Page 3
Chase Manhattan Bank Revolving Home Equity Loan 1995-1


                                                                        April 17 2000

Sec. 4.01(xvii)               Invested Amount                                                                        132,923,810.49

Sec. 4.01(xxi)                Has a Rapid Amortization Event Ocurred?                                                           YES

Sec. 4.01(xxii)               Has an Event of Default Ocurred?                                                                   NO

Sec. 4.01(xxiii)              Amount Distributed to Credit Enhancer per 5.01(a)(1)                                         7,090.89
                              Amount Distributed to Credit Enhancer per 5.01(a)(6)                                             0.00
                              Unreimbursed Amounts Due to Credit Enhancer                                                      0.00

Sec. 4.01(xxiv)               Guaranteed Principal Distribution Amount                                                         0.00

Sec. 4.01(xxv)                Credit Enhancement Draw Amount                                                                   0.00

Sec. 4.01(xxvi)               Amount Distributed to Seller per 5.01(a)(10)                                               355,078.88

Sec. 4.01(xxvii)              Maximum Rate                                                                                 8.8465 %
                              Weighted Average Net Loan Rate                                                               8.8465 %


                                                                                      (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION
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                                                                                                                              Page 4
Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                                                                        April 17 2000
Sec. 4.01(xxviii)             Minimum Seller Interest                                                                  3,244,600.53

Sec. 4.01(xxix)               Required Servicer Advance                                                                        0.00
                              Unreimbursed Required Servicer Advance                                                           0.00
                              Required Servicer Advance Reimbursement                                                          0.00

Sec. 4.01(xxx)                Spread Account Requirement                                                               1,813,546.18
                              Amount on deposit in the Spread Account                                                  1,813,546.18
                              Spread Account Deposit                                                                       9,435.18
                              Spread Account Withdrawal                                                                  164,402.56


                                                                 Delinquencies
                                       Group 1
                                                                   Principal
                                       Period        Number        Balance              Percentage
                                       31-60 days        36        1,023,741.05              .63 %
                                       61-90 days         8          211,906.78              .13 %
                                       91-120 days        4          145,536.72              .09 %
                                       121+days          14          469,857.88              .29 %
                                       Total          62.00        1,851,042.43             1.14 %


                                                  Loans in Foreclosure

                                    Group 1
                                                     Principal
                                    Number           Balance                Percentage
                                       .00                .00                  .00 %

                                                   Loans in REO


                                                                                      (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION
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                                                                                                                              Page 5
Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                                                                  April 17 2000
                                     Group 1
                                                          Principal
                                     Number               Balance          Percentage
                                        .00                  .00             .00 %

                                    REO PROPERTY
                                    DATE BE-             LOAN             PRINCIPAL
                                    COME REO             NUMBER           BALANCE



                                                                                      (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION
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